SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 12, 2006


                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 2, 2005, Ligand Pharmaceuticals Incorporated (the "Company") entered into a Stockholders Agreement with Third Point LLC. The Stockholder's Agreement was filed with the Commission on December 5, 2005 as
Exhibit 10.1 to the Company's Report on Form 8-K, and is hereby incorporated by reference. Under the agreement, Third Point agreed to, among other things, certain standstill and other conditions regarding the purchase or sale of Ligand securities. Three members of Third Point are directors of the Company: Daniel S. Loeb, Jeffrey R. Perry, and Brigette Roberts, M.D. Pursuant to a Schedule 13D/A filed December 5, 2005, Third Point owned 7,375,000 shares of Ligand common stock, or approximately 7.36% of the Company's common stock currently outstanding as of December 12, 2006.

         On December 12, 2006, the Company and Third Point entered into Amendment No. 1 to the Stockholder's Agreement, in which the parties agreed to waive any standstill or other conditions on the purchase of Ligand common stock, up to and including December 16, 2006 which is the date the Company's trading window closes under its Insider Trading Policy. Amendment No. 1 to the Stockholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         The foregoing descriptions of the Stockholders Agreement and Amendment No. 1 to the Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


(d)      Exhibits


         EXHIBIT NO.       DESCRIPTION

         10.1 Amendment No. 1 to the Stockholders Agreement by and among Ligand Pharmaceuticals Incorporated and Third Point LLC, Third Point Offshore Fund, Ltd., Third Point Partners LP, Third Point Ultra Ltd., Lyxor/Third Point Fund Ltd., and Third Point Partners Qualified LP.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                               LIGAND PHARMACEUTICALS INCORPORATED




Date : December 14, 2006    By:      /s/ Warner Broaddus
                            Name:    Warner Broaddus
                            Title:   Vice President, General Counsel & Secretary